                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the'  incorporation  by  reference in the  Registration  Statement
(Form S-8 No,  333-00000)  pertaining to the 2004 Stock Option Plan of Lone Star
Steakhouse & Saloon, Inc. of our report dated February 20, 2004, with respect to the  consolidated  financial  statements of Lone Star Steakhouse & Saloon,  Inc.
included in its Annual Report (Form 10-K) for the year ended  December 30, 2003, filed with the Securities and Exchange Commission.

                                                  /s/Ernst & Young LLP
                                                  ------------------------------
                                                  Ernst & Young LLP

Kansas City, Missouri
December 17, 2004